                                                                  EX-99.26(n)


[KPMG LLP LETTERHEAD]











          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Stockholder of
Minnesota Life Insurance Company and
Policy Owners of Minnesota Life Variable Life Account:


We consent to the use of our report dated March 10, 2008 on the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries and our report dated March 28, 2008 on the financial statements of Minnesota Life Variable Life Account included herein and to the reference to our Firm under the heading "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                               /s/KPMG LLP
                                               KPMG LLP


Minneapolis, Minnesota
April 22, 2008